Exhibit 10.33.1
FORM OF
CVR ENERGY, INC.
2007 LONG TERM INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
     THIS AGREEMENT, made as of the ___ day of                     , 2007 (the “Grant Date”), between CVR Energy, Inc., a Delaware corporation (the “Company”), and                      (the “Grantee”).
     WHEREAS, the Company has adopted the CVR Energy, Inc. 2007 Long Term Incentive Plan (the “Plan”) in order to provide an additional incentive to certain employees and directors of the Company and its Subsidiaries; and
     WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Grantee as provided herein.
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Option.
          1.1. The Company hereby grants to the Grantee the right and option (the “Option”) to purchase all or any part of an aggregate of                      whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement.
          1.2. The Option is not intended to qualify as an Incentive Stock Option.
          1.3. This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference); and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
     2. Purchase Price.
     The price at which the Grantee shall be entitled to purchase Shares upon the exercise of the Option shall be $                     per Share.
     3. Duration of Option.
     Except as otherwise provided in Section 6 hereof, the Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the “Exercise Term”).
     4. Vesting and Exercisability of Option.

     Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Grantee to purchase, in whole at any time or in part from time to time, thirty-three and one-third percent (33-1/3%) of the total number of Shares covered by the Option after the expiration of one (1) year from the Grant Date, an additional thirty-three and one-third percent (33-1/3%) of the total number of Shares covered by the Option after the second anniversary of the Grant Date, and the remainder of the number of Shares subject to the Option after the third anniversary of the Grant Date, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised as herein provided, during the remaining period of the Exercise Term. Any fractional number of Shares resulting from the application of the percentages set forth in this Section 4 shall be rounded to the next higher whole number of Shares.
     5. Manner of Exercise and Payment.
          5.1. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Grantee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse on this Agreement a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.
          5.2. The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash or by check or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Grantee. However, at the discretion of the Committee appointed to administer the Plan, the Grantee may pay the exercise price in part or in full by transferring to the Company unrestricted Shares owned by the Grantee prior to the exercise of the Option having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such shares are substituted.
          5.3. Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to this Agreement and the Plan, take such action as may be necessary to effect the transfer to the Grantee of the number of Shares as to which such exercise was effective.
          5.4. The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Grantee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Grantee, and (iii) the Grantee’s name shall have been entered as a stockholder of record on the books of the Company, whereupon the Grantee shall have full voting and other ownership rights with respect to such Shares.
     6. Termination of Employment.
          6.1. Cause. In the event the Grantee’s employment with the Company and its

Subsidiaries is terminated for Cause, the Option shall immediately expire in its entirety whether or not vested and exercisable.
          6.2. Other Termination of Employment. If the employment of the Grantee with the Company and its Subsidiaries is terminated (including the Grantee’s ceasing to be employed by a Subsidiary or a Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division) under any circumstance other than (i) for Cause, (ii) due the Grantee’s death or (iii) due to the Grantee’s Disability, any portion of the Option that is not vested and exercisable on the Termination Date shall expire and the Grantee may, at any time within ninety (90) days after the Termination Date, exercise the Option to the extent, but only to the extent, that the Option or portion thereof was vested and exercisable on the Termination Date. For purposes of this Agreement, “Termination Date” shall mean the last day on which the Grantee works for the Company, a Subsidiary or an operating division or unit of the Company or Subsidiary (a “Division”).
          6.3. Death or Disability. In the event the Grantee’s employment with the Company and its Subsidiaries is terminated by reason of the Grantee’s death or Disability, any portion of the Option that is not yet vested and exercisable on the Termination Date shall become immediately vested and fully exercisable on such date, and the entire Option shall remain exercisable for a period of one (1) year following the Termination Date by the Grantee or by the Grantee’s legatee or legatees under his will, or by his personal representatives or distributees, as applicable.
          6.4. No Extension of Exercise Term. Notwithstanding the terms of Section 6.2 and 6.3 and except as provided in this Section 6.4, in no event may the Option be exercised by anyone after the expiration of the Exercise Term. In the event of the Grantee’s death during (i) the Grantee’s employment with the Company or one of its Subsidiaries, (ii) the ninety (90) day period described in Section 6.2 or (iii) the one (1) year period described in Section 6.3, the Option shall be exercisable, to the extent exercisable immediately prior to his or her death, by the legatee or legatees under the Grantee’s will, or by the Grantee’s personal representatives or distributees, at any time within the one (1) year period after the date of the Optionee’s death, even if such one (1) year period extends beyond the Exercise Term.
     7. Non-transferability.
     The Option shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). During the lifetime of the Grantee, the Option shall be exercisable only by the Grantee, his or her legal guardian or legal representatives or a bankruptcy trustee. Notwithstanding anything to the contrary contained herein, the Option may not be exercised by or transferred to any person other than the Grantee, unless such other person presents documentation to the Committee, which proves to the Committee to its reasonable satisfaction such person’s right to the transfer or exercise.
     8. No Right to Continued Employment.

     Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, any Subsidiary or any Division, nor shall this Agreement or the Plan interfere in any way with the right of the Company, any Subsidiary or any Division to terminate the Grantee’s employment therewith at any time.
     9. Adjustments.
     In the event of a Change in Capitalization, the Committee shall make equitable adjustments to the number and class of Shares or other securities, cash or property subject to the Option and the purchase price for such Shares or other securities. The Committee’s adjustment shall be made in accordance with the provisions of Article 12 of the Plan and shall be final, binding and conclusive for all purposes of the Plan and this Agreement.
     10. Effect of Certain Transactions.
     Upon the effective date of the liquidation, dissolution, merger or consolidation of the Company (in each case, a “Transaction”), the Option shall continue in effect in accordance with its terms, except that following a Transaction either (i) the Option shall be treated as provided for in the plan or agreement entered into in connection with the Transaction (the “Transaction Agreement”) or (ii) if not so provided in the Transaction Agreement, the Grantee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options in clause (i) of this Section 10 in connection with a Transaction may include the cancellation of outstanding Options upon consummation of the Transaction provided either (x) the Grantee has been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options (whether or not they were otherwise exercisable) or (y) the Grantee is paid (in cash or cash equivalents) in respect of each Share covered by the Option being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price of the Option.
     11. Withholding of Taxes.
     The Company shall have the right to deduct from any distribution of cash to any Grantee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Option. If a Grantee is entitled to receive Shares upon exercise of the Option, the Grantee shall pay the Withholding Taxes to the Company prior to the issuance of such Shares.

     Payment of the applicable Withholding Taxes may be made in any one or any combination of: (i) cash or (ii) if permitted by the Committee, by having withheld a portion of the Shares issuable the Grantee upon exercise of the Option and valued at its Fair Market Value on the date preceding the date of exercise, equal to the Withholding Taxes.
     12. Grantee Bound by the Plan.
     The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.
     13. Modification of Agreement.
     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.
     14. Severability.
     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
     15. Governing Law.
     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.
     16. Successors in Interest.
     This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s beneficiaries, heirs, executors, administrators and successors.
     17. Resolution of Disputes.
     Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

CVR ENERGY, INC.	GRANTEE

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